UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2004

Wynn Resorts, Limited

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 770-7555

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 12, 2004, the Registrant issued a press release announcing that its subsidiary, Wynn Las Vegas, LLC, has commenced a cash tender offer for any and all outstanding 12.0% Second Mortgage Notes due 2010 issued by Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. In conjunction with the tender offer, Wynn Las Vegas, LLC is also soliciting consents to adopt certain proposed amendments to the indenture pursuant to which the notes were issued and the related collateral documents. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The tender offer is scheduled to expire at 12:01 a.m., New York City time, on December 11, 2004, unless extended or earlier terminated. The solicitation of consents is scheduled to end at 9:00 a.m., New York City time, on November 22, 2004, unless extended or earlier terminated. Subject to certain conditions, holders of notes who tender their notes (and thereby consent to the proposed amendments) on or before 9:00 a.m. on November 22, 2004, will receive a consent payment and the tender offer consideration, which includes a premium. Holders who tender after that time and before the expiration of the tender offer will receive only the tender offer consideration, which includes a premium, but no consent payment.

The Registrant believes that officers, directors and other affiliates own approximately $17.9 million of the outstanding notes. All of these affiliates have informed the Registrant that they intend to tender their notes in response to the offer after the consent solicitation ends. As a result, they will receive the tender offer consideration but not the consent payment.

The tender offer and consent solicitation are subject to the valid tender of, and delivery of consents with respect to, a majority of the outstanding principal amount of notes (excluding notes held by affiliates), obtaining the necessary financing and customary conditions.

Exhibit 99.2 to this Report contains the consolidated balance sheets of Wynn Las Vegas, LLC and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, member’s equity, and cash flows for each of the three years in the period ended December 31, 2003, and for the period from inception to December 31, 2003, and the related notes thereto. Exhibit 99.2 to this Report, which also includes the Independent Auditors’ Report, is incorporated by reference herein.

Exhibit 99.3 to this Report contains the unaudited condensed consolidated balance sheets of Wynn Las Vegas, LLC and subsidiaries as of September 30, 2004 and as of December 31, 2003, and the related unaudited condensed consolidated statements of operations and comprehensive loss, and cash flows for the three and nine months ended September 30, 2004 and 2003, and for the period from inception to September 30, 2004, and the related notes thereto. Exhibit 99.3 to this Report is incorporated by reference herein.

Exhibit 99.4 to this Report contains the Management’s Discussion and Analysis of Results of Operations and Financial Condition for Wynn Las Vegas, LLC. Exhibit 99.4 to this Report is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
99.1	Press Release, dated November 12, 2004, of Wynn Resorts, Limited.

99.2	Consolidated Financial Statements for Wynn Las Vegas, LLC and Subsidiaries as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001, including the notes thereto and Independent Auditors’ Report.

99.3	Condensed Consolidated Financial Statements for Wynn Las Vegas, LLC and Subsidiaries as of September 30, 2004 and as of December 31, 2003 and for three and nine months ended September 30, 2004 and 2003, and the notes thereto.

99.4	Management’s Discussion and Analysis of Results of Operations and Financial Condition of Wynn Las Vegas, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2004

Wynn Resorts, Limited

By:	/s/ John Strzemp
John Strzemp
Executive Vice President and
Chief Financial Officer

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